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                                                                    EXHIBIT 23.4





         CONSENT OF CROWE, CHIZEK AND COMPANY LLP, INDEPENDENT AUDITORS'



We consent to the incorporation by reference in this Registration Statement of Midwest Banc Holdings, Inc. on Form S-4 of our report dated January 11, 2002 on the consolidated financial statements of Midwest Banc Holdings, Inc. appearing in the 2001 Annual Report on Form 10-K of Midwest Banc Holdings, Inc. and to the reference to us under the caption "Experts" in the related proxy statement/prospectus.



                                               /s/ Crowe, Chizek and Company LLP
                                               Crowe, Chizek and Company LLP

Oak Brook, Illinois
September  23, 2002